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                           (Face of Unit Certificate)

                                Unit Certificate
                             CUSIP Number 681593 AF6

                             Olympic Financial Ltd.



No. 1                                                              300,000 Units


          This Unit Certificate certifies that Cede & Co., or its registered assigns, is the registered Holder of 300,000 Units consisting of an aggregate of $300,000,000 principal amount of 11 1/2% Senior Notes due 2007 (the "Notes") and 300,000 Warrants (the "Warrants") to purchase an aggregate of 2,052,000 shares of common stock, $.01 par value per share, of Olympic Financial Ltd., a Minnesota corporation (the "Company"). This Unit Certificate represents, until the Separation Date, the Notes (represented by Certificate No. 1 in a principal amount of $200,000,000 and Certificate No. 2 in a principal amount of $100,000,000) issued on the date hereof pursuant to that certain Indenture dated as of March 12, 1997, as supplemented by that certain First Supplemental Indenture dated as of March 12, 1997, between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), and the Warrants (represented by Certificate No. 1 for 200,000 Warrants and Certificate No. 2 for 100,000 Warrants), issued on the date hereof pursuant to that certain Warrant Agreement dated as of March 12, 1997 (the "Warrant Agreement") between the Company and Norwest Bank Minnesota, National Association, as warrant agent (the "Warrant Agent"), and this Unit Certificate has no other value and represents no other interests other than such component securities. Copies of the certificates representing the Notes and the Warrants are attached as exhibits hereto. Immediately upon the Notes and the Warrants becoming separately transferable on the Separation Date pursuant to the Warrant Agreement, this Unit Certificate shall be void and of no further force or effect without further action by the Company, the Trustee or the Warrant Agent.

Dated:  March 12, 1997
                                        OLYMPIC FINANCIAL LTD.

                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
Countersigned:

Norwest Bank Minnesota, National Association, as Trustee and Warrant Agent

By:
    -----------------------
     Authorized Signature






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                           (Back of Unit Certificate)




               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or to its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

               Each Unit consists of one Note having a principal amount of $1,000 and one Warrant to purchase 6.84 shares of Common Stock at an exercise price of $11.00 per share. The Notes, all of which are presently issued and outstanding and represented by Certificate Nos. 1 and 2, and the Warrants, all of which are presently issued and outstanding and represented by Certificate Nos. 1 and 2, will not be separately transferable until the earlier to occur of
(i) one year from the date of issuance, and (ii) such earlier date as may be determined by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") (the "Separation Date"), at which time the Notes and the Warrants will become separately transferable and this Unit Certificate shall become void and of no further force and effect without further action by the Company, the Trustee or the Warrant Agent. In the event that DLJ determines that the Notes and the Warrants will be separately transferable prior to one year from the date of issuance, DLJ shall notify the Trustee and the Company of the Separation Date in advance of such date.

               Until the Separation Date, no definitive certificates representing the Warrants will be issued except in connection with the issuance of definitive certificates representing the Notes pursuant to the Indenture dated as of March 12, 1997, as supplemented by the First Supplemental Indenture dated as of March 12, 1997, between the Company and Norwest Bank Minnesota, National Association.


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